UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  November 16, 2006

Financial Security Assurance Holdings Ltd.

(Exact name of registrant as specified in its charter)

New York	1-12644	13-3261323
(State or other jurisdiction	(IRS Employer
of incorporation)	(Commission File Number)	Identification No.)

31 West 52nd Street, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 826-0100

Not applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 420.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                          Other Events.

Financial Security Assurance Holdings Ltd. (the “Company”) issued a press release stating that the Company today received a subpoena from the Securities and Exchange Commission related to an ongoing civil investigation of brokers of municipal guaranteed investment contracts (“GICs”).  As  previously announced, the Company yesterday received a subpoena from the Antitrust Division of the U.S. Department of Justice issued in connection with an ongoing criminal investigation of bid rigging of awards of municipal GICs.

The Company, which issues municipal GICs and other financial products through its Financial Products segment, is not aware of any specific allegations concerning its own practices. (The Company is not in the GIC brokerage business.)  The Company intends to cooperate fully with both investigations.

In connection with this matter, the Company may receive subpoenas from other regulatory agencies.  The Company understands that the Antitrust Division of the U.S. Department of Justice, the Securities and Exchange Commission and the Internal Revenue Service have each been conducting investigations of municipal GIC brokerage activities.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.              Financial Statements and Exhibits.

(c)  Exhibits.

99.1	Financial Security Assurance Holdings Ltd. press release dated November 16, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FINANCIAL SECURITY ASSURANCE
HOLDINGS LTD.

Date: November 16, 2006	By:	/s/ Bruce E. Stern
		Name:	Bruce E. Stern
		Title:	General Counsel and Managing Director

EXHIBIT INDEX

Exhibit Number	Description
99.1	Financial Security Assurance Holdings Ltd. press release dated November 16, 2006.